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                       SYSCO CORPORATION AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                   EXHIBIT 11





                                                                 July 2, 1994            July 1, 1995       June 29, 1996
                                                                 ------------            ------------       -------------
Calculation of Primary Earnings Per Share:
- ------------------------------------------
Net earnings applicable to common stock                           $216,752,000          $251,824,000        $276,905,000
                                                                  ============          ============        ============

Average number of common shares and common stock
equivalents outstanding                                            184,338,616           182,779,806         182,598,897

Dilutive effect of stock options (1)                                  --                    --                  --
                                                                  ------------          ------------        ------------
                                                                   184,338,616           182,779,806         182,598,897
                                                                  ============          ============        ============

Primary earnings per share                                        $       1.18          $       1.38        $       1.52
                                                                  ============          ============        ============



Calculation of Fully Diluted Earnings Per Share:
- ------------------------------------------------

Net earnings applicable to common stock                           $216,752,000          $251,824,000        $276,905,000
                                                                  ============          ============        ============

Average number of shares outstanding on a fully
diluted basis -- same as for calculation of
primary                                                            184,338,616           182,779,806         182,598,897
earnings per share

Dilutive effect of stock options and
Liquid Yield Option Notes (2)                                         --                    --                  --
                                                                  ------------          ------------        ------------
                                                                   184,338,616           182,779,806         182,598,897
                                                                  ============          ============        ============

Fully diluted earnings per share                                  $       1.18          $       1.38        $       1.52
                                                                  ============          ============        ============



(1) Maximum possible dilutive effect of outstanding options in each year is less than 3%.

(2) Maximum possible dilutive effect of outstanding options and Liquid Yield Option Notes during each year is less than 3%.